EXHIBIT 23.1
                                                                    ------------
                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inter-Tel, Incorporated for the registration of 60,000 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1995 with respect to the consolidated financial statements and schedules of Inter-Tel, Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG, LLP


Phoenix, Arizona
March 14, 1996